UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2018

Palo Alto Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On July 10, 2018, the Company entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $1.5 billion aggregate principal amount of 0.75% Convertible Senior Notes due 2023 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $225.0 million aggregate principal amount of the Notes on the same terms and conditions to cover over-allotments, if any. $1.5 billion aggregate principal amount of Notes were issued on July 12, 2018. The Initial Purchasers exercised $193.0 million of their option on July 12, 2018 and an additional $193.0 million aggregate principal amount of Notes is expected to be issued on July 16, 2018 subject to customary closing conditions.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes on July 10, 2018 and on July 12, 2018 in connection with the exercise of the over-allotment option, the Company entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of Barclays Bank PLC, Citibank, N.A., RBC Capital Markets, LLC, Societe Generale and Wells Fargo Bank, National Association (collectively, the “Counterparties”). The Company will pay an aggregate amount of approximately $294.2 million to the Counterparties for the initial Convertible Note Hedge Transactions and $37.8 million to the Counterparties for the Convertible Note Hedge Transactions in connection with the exercise of the over-allotment option. The initial and over-allotment Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 6.4 million shares of the Company’s common stock, the same number of shares initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes and/or offset the cash payments in excess of the principal amount of the converted Notes the Company is required to make in the event that the market value per share of the Company’s common stock, as measured under the Convertible Note Hedge Transactions at the time of exercise, is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by the copies of the form of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on July 10, 2018 and on July 12, 2018 in connection with the exercise of the over-allotment option, the Company separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby the Company will sell to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 6.4 million shares of the Company’s common stock at an initial strike price of $417.80 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $208.90 on July 9, 2018. The Company will receive aggregate proceeds of approximately $128.9 million from the sale of the initial Warrants to the Counterparties and $16.6 million from the sale of the Warrants to the Counterparties in connection with the exercise of the over-allotment option. The Warrants will be sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the copy of the form of confirmations for the Warrant transactions attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

In connection with the placement of the Notes, the Company entered into an indenture by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”), and issued the Notes pursuant thereto. The Notes will bear interest at a rate of 0.75% per year, payable semi-annually on January 1 and July 1 of each year, beginning on January 1, 2019. The Notes will mature on July 1, 2023, unless earlier repurchased by the Company or converted at the option of the holders.

The Company used a portion of the net proceeds of the offering of the Notes to pay the cost of privately negotiated Convertible Note Hedge Transactions with the Counterparties (after such cost was partially offset by the proceeds from the Warrants described above that were entered into at the same time) and expects to use the remaining net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, strategic transactions, the payment of amounts due upon conversion, at maturity or upon repurchase of its outstanding 0% Convertible Senior Notes due 2019 (the “2019 Notes”) and repurchases of its common stock pursuant to its stock repurchase program.

The initial conversion rate for the Notes is 3.7545 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $266.35 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding April 1, 2023, the Notes will be convertible only under the following circumstances (1) during any fiscal quarter commencing after October 31, 2018 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (as defined in the Indenture) (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day; or (3) upon the occurrence of specified corporate events. On or after April 1, 2023 until the close of business on the second scheduled trading day preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination thereof, at the Company’s option, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; will rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated, including the 2019 Notes; will be effectively subordinated in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” under the Indenture, which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction (each as described in the Indenture) when due with respect to the Notes;

(5) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) failure by the Company to comply with any of its other agreements contained in the Notes or Indenture for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7) failure by the Company or any of its significant subsidiaries (as defined in the Indenture) to pay in excess of $100.0 million (or its foreign currency equivalent) aggregate principal amount of indebtedness for borrowed money when due and payable (after any applicable cure period), whether at its stated maturity, mandatory prepayment, upon declaration of acceleration or otherwise, which continues for 30 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture, unless such indebtedness has been paid or discharged or such indebtedness ceases to be then due and payable as a result of a waiver, consent, cure, rescission or annulment of declaration of acceleration or otherwise; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If an event of default occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In addition, in case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

The summary of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture and the Form of Global 0.75% Convertible Senior Notes due 2023 (the “Global Note”), which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On July 9, 2018, the Company issued a press release announcing its intention to offer $1.5 billion aggregate principal amount of Convertible Senior Notes due 2023 in a private placement transaction to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On July 10, 2018, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated July 12, 2018, between Palo Alto Networks, Inc. and U.S. Bank National Association.

4.2	Form of Global 0.75% Convertible Senior Note due 2023 (included in Exhibit 4.1)

10.1	Purchase Agreement, dated July 10, 2018, by and among Palo Alto Networks, Inc. and Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Initial Purchasers named therein.

10.2	Form of Convertible Note Hedge Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Press Release, dated July 9, 2018, announcing the offering of convertible senior notes.

99.2	Press Release, dated July 10, 2018, announcing the pricing of convertible senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Kathleen Bonnano
Kathleen Bonnano
Chief Financial Officer

Date: July 12, 2018